EXHIBIT 99.1

OPTION AGREEMENT

By and between

SAHARA LAS VEGAS CORP.,

a Nevada corporation,

and

LAS VEGAS TOWERS LLC,

a Delaware limited liability company

December 22, 2008

2600 LAS VEGAS BOULEVARD SOUTH

CLARK COUNTY, NEVADA

i

9.2	Possession	21
9.3	Closing Costs	22
9.4	Prorations	22
9.5	Section 1031 Exchange	23

ARTICLE 10 General		23
10.1	Notices	23
10.2	Arbitration	24
10.3	[Intentionally Omitted.]	25
10.4	Governing Law	25
10.5	Construction	25
10.6	Terms Generally	25
10.7	Further Assurances	25
10.8	Partial Invalidity	25
10.9	Waivers	25
10.10	Next Business Day	26
10.11	Assignment	26
10.12	[Intentionally Omitted]	26
10.13	Miscellaneous	26

Exhibit A	Preliminary Report
Exhibit B	Notice of Exercise of Option
Exhibit C	Memorandum of Option
Exhibit D	Quitclaim Deed
Exhibit E	Confirmation of Termination of Option Agreement
Exhibit F	Grant, Bargain, Sale Deed
Exhibit G	Optionor’s Closing Certificate
Exhibit H	Optionee’s Closing Certificate
Exhibit I	Certificate of Non-Foreign Status
Exhibit J	Assignment Agreement (Membership Interest)
Exhibit K	Form of Stockholder Consent

ii

OPTION AGREEMENT

THIS OPTION AGREEMENT (“Agreement”), is made as of December 22, 2008, by and between Sahara Las Vegas Corp., a Nevada corporation (“Optionor”), and Las Vegas Towers LLC, a Delaware limited liability company (“Optionee”).

RECITALS

WHEREAS, Optionor is the owner in fee simple of the Property (as such term is defined in Paragraph 3.1, below);

WHEREAS, Optionor and Optionee are simultaneously entering into that certain Contingent Warrant to Purchase Series A Preferred Stock (the “Warrant”) pursuant to which Optionee shall receive, upon exercise (and payment in cash of the exercise price of $1,000.00 per share), 60,000 shares of certain preferred stock of Optionor (the “Stock”);

WHEREAS, if Optionee exercises the option described in this Agreement, Optionee shall redeem all of the Stock at the Closing (as such term is defined in section 9.1 below) for a redemption price equal to the exercise price (i.e., Sixty Million Dollars ($60,000,000.00))(the “Redemption Price”), which amount Optionor shall pay to Optionee at the Closing.

W I T N E S S E T H :

In consideration of the covenants in this Agreement and for the sum of One Dollar ($1.00), the parties hereto agree as follows:

ARTICLE 1

The Option

1.1 Grant of Option. Optionor hereby grants to Optionee the exclusive and irrevocable right (the “Option”), at Optionee’s election (i) to purchase the entire Membership Interest (as such term is defined in Paragraph 3.2 of this Agreement) of LVT (Transfer) LLC (as such term is defined in Paragraph 1.3 of this Agreement) on the terms and in accordance with this Agreement or (ii) to purchase the Property on the terms and in accordance with this Agreement. Optionor and Optionee agree that (a) if Optionee does not exercise the Option, in the manner required hereunder, then Optionee shall have the right to retain the Stock or (b) if (x) the Warrant has been exercised and (y) Optionee exercises the Option but Optionor materially defaults under this Agreement, then Optionee shall be entitled to receive a return of the Deposit, and Optionee shall have the right, in 0ptionee’s sole discretion, to retain the Stock or to require Optionor to redeem the Stock at a price equal to the Redemption Price.

1.2 Term. The term of the Option shall commence on the date of this Agreement and shall terminate at midnight local time on Wednesday, March 31, 2010 (the “Option Term”). Optionee shall have until 5:00 p.m. (Las Vegas time) on Sunday, January 31, 2010 to exercise the Option in the manner provided in Paragraph 1.3 below. Within five (5) Business Days after Optionee deposits the Deposit (as such term is defined in Paragraph 2.2 of this Agreement),

Optionor and Optionee shall execute a memorandum setting forth the precise dates for any requirements under this Agreement, including, without limitation, the last day of the Option Term; provided, however, that a party’s failure or refusal to execute such a memorandum shall not affect the enforceability of this Agreement. The Option shall be deemed to terminate if the Option is not exercised by the Optionee in accordance with the terms of this Agreement on or before the final date to do so as provided in this Agreement.

1.3 Exercise; Formation of LVT (Transfer) LLC. Optionee may exercise the Option by giving notice, at any time during the Option Term but no later than January 31, 2010 as set forth in section 1.2 above, of exercise of the Option to Optionor, in the form of Exhibit B attached hereto, in which notice Optionee shall specify whether it elects to purchase the Membership Interest or the Property (the “Exercise Notice”). The Exercise Notice shall specify the closing date (the “Closing Date”), which date shall be a Business Day and shall be no earlier than sixty (60) days after the date of the Exercise Notice and no later than Wednesday, March 31, 2010. The Exercise Notice shall specify any Leases or Contracts that Optionee desires to have terminated, and Optionor shall give the other party to any such Contracts notice of termination in such manner so as to cause any such Contract to be terminated effective as of the Closing; provided, however, that with respect to any Lease, if Optionee requests that any Lease be terminated, then Optionor shall not be obligated to give notice of termination to the tenants under such leases until the Closing Date. Upon the exercise of the Option, Optionor shall be obligated to sell either the Membership Interest to Optionee, if Optionee has elected to purchase such interest, or the Property to Optionee, if Optionee has elected to Purchase the Property, and Optionee shall be obligated to buy the Membership Interest from Optionor, if Optionee has elected to purchase such interest, or the Property from Optionor, if Optionee has elected to Purchase the Property, in either case in accordance with this Agreement, subject to the provisions of Paragraph 8.3 of this Agreement. If in the Exercise Notice, Optionee has elected to purchase the Membership Interest, then, within five (5) Business Days after the date of the Exercise Notice, Optionor shall provide Optionee, for Optionee’s review and approval in Optionee’s sole and absolute discretion, with a proposed operating agreement for the Delaware limited liability company which Optionor proposes to form and to transfer fee simple title to the Property immediately prior to the Closing, which new limited liability company shall have as its name “LVT (Transfer) LLC”, if such name is then available from the Delaware Secretary of State, or such other name as Optionee may reasonably request in the Exercise Notice (“LVT (Transfer) LLC”). Within five (5) Business Days after Optionee’s receipt of the proposed operating agreement for the LVT (Transfer) LLC, Optionee shall provide Optionor with any comments to the proposed operating agreement, and Optionor, if it is willing to revise the proposed operating agreement as requested, shall cause the operating agreement to be revised to incorporate such comments. In the event Optionor is unwilling to revise the operating agreement to reflect Optionee’s comments, then Optionor and Optionee shall promptly confer in good faith to resolve any disagreement regarding Optionee’s comments; provided, however, if the parties are unable to reach agreement on the form of the proposed operating agreement within five (5) Business Days after such discussion, then Optionee may elect to purchase the Property in lieu of the Membership Interest. Optionor and Optionee agree that, if Optionee has exercised the Warrant and (a) Optionee does not exercise the Option, in the manner required hereunder, then Optionee shall have the right to retain the Stock or (b) Optionee exercises the Option but Optionor materially defaults under this Agreement, then Optionee shall be entitled to receive a return of the Deposit, and Optionee shall have the right, in Optionee’s sole discretion, either to retain the Stock or to redeem the Stock at a price equal to the Redemption Price.

1.4 Memorandum of Option. On the date of this Agreement, Optionor and Optionee shall execute and acknowledge and deliver a Memorandum of Option (the “Memorandum of Optiony”) in the form of Exhibit C attached hereto, to be deposited and held in Escrow with the Title Company (as such terms are defined in this Agreement) to be recorded in the Official Records of the County of Clark, State of Nevada against the Property upon payment of the Deposit. In addition, on the date of this Agreement, Optionor and Optionee shall execute, and acknowledge and deliver a proper termination of the Memorandum of Option describing the Real Property (as such term is defined in this Agreement) to evidence termination of the Option and to discharge the Memorandum of Option (the “Termination of Memorandum of Option”) to be deposited and held in Escrow with the Title Company to be recorded against the Property in the event that the Option expires or is otherwise terminated (or deemed terminated) in accordance with the terms of this Agreement. The provisions of this Paragraph 1.4. shall survive the expiration or sooner termination of this Agreement.

1.5 Optionee’s Remedies for Breach. If Optionor shall default under any representation, covenant or other obligation of Optionor set forth in this Agreement (which default is not waived in writing by Optionee), then Optionee shall have the right, as its sole remedy, to (a) seek the remedy of specific performance (together with reasonable attorney’s fees and expenses and other reasonable expenses incurred in connection with seeking any such action for specific performance enforcement), or (b) in the event Optionor’s default shall be a material default of a representation or covenant of Optionor under this Agreement, terminate this Agreement, whereupon Optionor shall (i) refund the Deposit to Optionee and (ii) redeem the Stock at a price equal to the Redemption Price. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event the Closing occurs, Optionee’s sole remedy shall be for a breach of Optionor’s representations and warranties contained in Section 6.1 of this Agreement or in Optionor’s Closing Certificate, which remedy shall be further limited as set forth in Paragraph 7.1(1) of this Agreement. The provisions of this section 1.5 shall survive the expiration or termination of this Agreement.

ARTICLE 2

Purchase Price

2.1 Purchase Price. The total purchase price for the Membership Interest or the Property, as the case may be, shall be Six Hundred Eighteen Million Ten Thousand and No/100 Dollars ($618,010,000.00)(the “Purchase Price”). At the Closing, Optionee shall pay the total Purchase Price (i) to Optionor if Optionee elects to purchase the Membership Interest or (ii) to Optionor if Optionee elects to purchase the Property. The Purchase Price shall be paid in cash in immediately available funds and otherwise subject to the terms of this Agreement, including, without limitation, Paragraph 2.2 of this Agreement. All share numbers in this Agreement shall be appropriately adjusted for stock splits, stock dividends, recapitalizations and the like. In no event shall Optionee’s ability to “retain” the Stock (or similar terminology) be deemed to restrict Optionee’s ability to assign, transfer or otherwise dispose of the Stock, or any portion thereof.

2.2 Deposit; Exercise of Warrant. On or before Tuesday, March 31, 2009, Optionee shall deposit the sum of One Thousand Dollars ($1,000.00) (the “Deposit”) in cash in immediately available funds in an account designated by Optionor. The Deposit shall be released to Optionor. Optionor shall not be required to keep the Deposit in a separate account and may co-mingle the Deposit with Optionor’s other funds. If Optionor and Optionee complete the purchase and sale of the Property or the Membership Interest, the Deposit shall be applied to payment of the total Purchase Price in accordance with Section 2.1 hereof. On or before Tuesday, March 31, 2009, Optionee shall exercise its rights under the Warrant to purchase all of the Stock and shall make payment to Optionor of the Warrant Price (as such term is defined in the Warrant) of $1,000 per share for a total of $60,000,000.00 for all of the Stock. Pursuant to the terms of the Warrant, upon such exercise and payment by Optionee, Optionor shall issue the 60,000 shares of Stock to Optionee as set forth in the Warrant. Any interest which accrues on the Deposit shall be for the benefit of Optionor. Whenever this Agreement calls for the return of the Deposit or its application, such return or application shall be without any interest which may have accrued with respect to the Deposit. If Optionor and Optionee complete the purchase and sale of the Property or the Membership Interest, Optionor shall redeem all of the Stock at Closing at the Redemption Price. If the Warrant has been exercised and the purchase and sale of the Property or the Membership Interest is not completed and this Agreement terminates for any reason other than a material default by Optionor of its obligations under this Agreement (in which case Optionee shall have the remedies for such default or breach as provided in this Agreement), then the Deposit and all interest thereon shall be retained by Optionor and Optionee shall retain the 60,000 shares of Stock; provided, further, however, that if there exist circumstances under which Optionee is enjoined or otherwise prevented by operation of law from giving Optionor notice of exercise of the Option or of the Warrant, then the Option Term or the March 31, 2009 exercise deadline with respect to the Warrant shall be extended by the number of days Optionee is enjoined or otherwise prevented by operation of law from exercising the Option or the Warrant as applicable but in no event shall such extension go beyond August 2, 2010, except in the event of a voluntary or involuntary bankruptcy filing with respect to Optionor, in which case the exercise deadlines with respect to the Warrant and this Option shall be extended to the date that is thirty (30) days after confirmation of a plan of reorganization with respect to Optionor or the completion of the liquidation of Optionor (in the case of Chapter 7 filing or conversion to a Chapter 7 filing). If Optionee fails to make the Deposit or fails to exercise the Warrant and pay for the Shares, in either case on or before the dates required in this Agreement or in the Warrant, as applicable and as such dates may be extended, then this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement except for such rights or obligations that by their terms expressly survive such termination or expiration. Notwithstanding anything to the contrary in this Agreement, at Optionee’s election, the Deposit shall be fully refundable to Optionee (in which case Optionee shall have the right to require Optionor to redeem all of the Stock at the Redemption Price) if (i) Stockholder Consent (as defined below) is reversed or declared void by a final, non-appealable judgment or other governmental action or (ii) the Closing fails to occur as a result of Optionor’s material default of its obligations under this Agreement. If Stockholder Consent (as defined below) is reversed or declared void by a final, non-appealable judgment or other governmental action or if the Closing fails to occur as a result of Optionor’s material default of its obligations under this Agreement, then, at Optionee’s election, Optionee (x) may seek the remedy of specific performance (together with reasonable attorneys’ fees and expenses and other reasonable expenses incurred in connection with seeking any such action for specific performance), (y) may terminate this Agreement upon written notice to Optionor, whereupon Optionor shall promptly return to Optionee the Deposit and (if the Warrant has been exercised) Optionee may retain the Stock or (z) may terminate this Agreement upon written notice to Optionor and (if the Warrant has been exercised) require Optionor to redeem the Stock at the Redemption Price, and Optionor shall return the Deposit to Optionee; provided, however, that if Optionee fails to elect any of the remedies of (x), (y) or (z) within sixty (60) days after Stockholder Consent is reversed or declared void by a final, non-appealable judgment or other governmental action or within sixty (60) days after the failed Closing resulting from Optionor’s material default of its obligations under this Agreement, then Optionee shall have elected to terminate this Agreement, to redeem the Stock and receive the Deposit from Optionor, and, without the need for further action, the Agreement shall be terminated effective retroactively as of the date Stockholder Consent was so reversed or declared void or as of the date of the failed Closing, as applicable and Optionor shall pay to Optionee the Redemption Price for the Stock, and Optionor shall return the Deposit to Optionee. Optionee shall be entitled to no other remedies, and, if this Agreement is terminated by Optionee as described herein above, then the return of the Deposit to Optionee or the retention of the Stock shall be Optionee’s sole and exclusive remedies at law or in equity. The provisions of this Paragraph 2.2 that pertain to Optionee’s rights following the expiration or termination of this Option shall survive the expiration or termination of this Option.

2.3 Liquidated Damages. OPTIONOR AND OPTIONEE AGREE THAT, IF THIS AGREEMENT TERMINATES BECAUSE OPTIONEE MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, THEN THE DEPOSIT AND ALL INTEREST THEREON SHALL BE RETAINED BY OPTIONOR AS LIQUIDATED DAMAGES AND AS OPTIONOR’S SOLE REMEDY AT LAW OR IN EQUITY. OPTIONOR AND OPTIONEE AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE RETENTION OF THE DEPOSIT AND ALL INTEREST THEREON ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY OPTIONOR IF OPTIONEE MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND THIS AGREEMENT TERMINATES.

OPTIONOR’S INITIALS:	OPTIONEE’S INITIALS:

ARTICLE 3

The Property; The Membership Interest

3.1 The Property. The term “Property” as used herein, shall mean, collectively, the following:

(a) the real property in County of Clark, State of Nevada, commonly known as the 2600 Las Vegas Boulevard South, described in Preliminary Title Report, bearing Order No. 1014166-LJJ dated as of December 16, 2008 (the “Preliminary Report”), prepared by Stewart Title Company of Nevada (the “Title Company”), attached hereto as Exhibit A (the “Land”), together with all of Optionor’s right, title and interest in and to all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to such real property and all easements and rights appurtenant to such real property (all such real property, buildings, structures, improvements, machinery, fixtures, equipment, easements and rights are collectively the “Real Property”);

(b) all of Optionor’s right, title and interest in and to all leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions and other agreements, including, without limitation, that certain Lease Agreement, dated April 8, 2007, between Optionor, as “Lessor”, and Fontainebleau Las Vegas, LLC, a Nevada limited liability company, as “Lessee”, as amended by that certain First Amendment to Lease, dated August 17, 2007 (collectively, the “FB Lease”), and that certain Lease Agreement, by and between Wet ‘n Wild Nevada, Inc, as “Lessor”, and The Lamar Companies, as “Lessee”, dated February 15, 2000, as modified by that certain letter agreement, dated January 19, 2005, pursuant to which, Optionor became the “Lessor” thereunder and the lease was continued (the “Lamar Lease” and, collectively with the FB Lease and any other lease agreements entered into in accordance with this Agreement, the “Leases”) with all persons (“tenants”) leasing, using or occupying the Real Property or any part thereof;

(c) all of Optionor’s right, title and interest in and to all tangible and intangible personal property, if any, located at the Real Property (the “Personal Property”);

(d) all of Optionor’s right, title and interest in and to all contracts, agreements, warranties and guaranties, if any, pertaining to the Property (the “Contracts”) to the extent transferable; and

(e) all of Optionor’s right, title and interest in and to all building permits, certificates of occupancy, and other certificates, permits, licenses, entitlements (including, without limitation, any conditional use permits and any variances), and approvals, if any, pertaining to the Property (the “Permits”) to the extent transferable.

The parties agree that (1) the Real Property and the Personal Property is purchased “As Is”, with all faults, and without warranty except as otherwise expressly set forth in this Agreement and (2) that the Purchase Price is allocated entirely to the Land and that the improvements, buildings, structures, fixtures and Personal Property located on the land have no value whatsoever.

3.2 The Membership Interest. The term “Membership Interest” as used in this Agreement, shall mean the entire interest of Optionor as the sole member of LVT (Transfer) LLC under the laws of the State of Delaware.

ARTICLE 4

Completion of the Sale of the Membership Interest;

Completion of Sale of and Title to the Property

4.1 Completion of Sale of the Membership Interest. If Optionee exercises the Option prior to the end of the Option Term and, in such exercise, elects to purchase the Membership Interest, then the purchase and sale of the Membership Interest shall be completed in accordance with Article 9 hereof, and at the Closing, Optionor shall convey title to the Membership Interest by duly executed assignment agreement in the form attached hereto as Exhibit J (the “Assignment of Membership Interest”), free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever.

4.2 Completion of Sale of the Property. If Optionee exercises the Option prior to the end of the Option Term and, in such exercise, elects to purchase the Property, then the purchase and sale of the Property shall be completed in accordance with Article 9 hereof, and:

(a) Real Property. At the Closing, Optionor shall convey fee simple title to the Real Property to Optionee, by a duly executed and acknowledged grant, bargain, sale deed (the “Deed”) in the form of Exhibit F attached hereto, free and clear of all liens, encumbrances, leases, easements, restrictions, rights, covenants and conditions of any kind or nature whatsoever, except only the following (the “Permitted Exceptions”): (a) the matters shown in the Preliminary Report (other than the deed of trust securing the Existing Loan (as defined below) and shown as item 22 on the Preliminary Report, and other than to the extent such matters are customarily removed by the Title Company upon delivery of a customary owner’s affidavit from Optionor or LVT (Transfer) LLC, as applicable), (b) the Leases, (c) any matters shown on any survey prepared by Optionee in accordance with this Agreement, (d) any liens or encumbrances caused by Optionee or Optionee’s agents or representatives, (e) any issues revealed by an inspection of the Real Property, and (f) any taxes or similar charges that are not yet delinquent (subject to Paragraph 9.4 of this Agreement). Optionee acknowledges that the Real Property is encumbered by a first lien mortgage loan held by Colonial Bank and evidenced by the deed of trust and security agreement and fixture filing with assignment of rents, dated May 15, 2008, securing a revolving line of credit in the amount of $29,000,000, described in the Preliminary Report (such loan, the “Existing Loan”), which Existing Loan will be repaid in full at or before Closing in accordance with the provisions of this Agreement;

(b) Leases. At the Closing, Optionor shall assign Optionor’s interest in the Leases to Optionee, by a duly executed, commercially reasonable form of Assignment of Leases (the “Assignment of Leases”) free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever;

(c) Personal Property. At the Closing, Optionor shall transfer Optionor’s interest in the Personal Property to Optionee, by a duly executed, commercially reasonable form of Bill of Sale (the “Bill of Sale”) free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever;

(d) Contracts. At the Closing, Optionor shall assign Optionor’s interest in the Contracts to Optionee, by a duly executed, commercially reasonable form of Assignment of Contracts (the “Assignment of Contracts”) free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, to the extent such interest is assignable; and

(e) Permits. At the Closing, Optionor shall assign the Permits to Optionee, by a duly executed, commercially reasonable form of Assignment of Permits (the “Assignment of

Permits”) free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, to the extent such interest is assignable.

ARTICLE 5

Review of the Property

5.1 Delivery of Documents. The term “Business Day” as used in this Agreement, shall mean any day Monday through Friday except public holidays in the State of Nevada. Within ten (10) Business Days after the date of this Agreement, Optionor shall deliver or make available to Optionee the following documents insofar as any thereof have heretofore been prepared by, for or at the request of Optionor or are in the possession of or available to Optionor:

(a) Copies of all of the Leases;

(b) Copies of all of the Contracts;

(c) Copies of all of the material Permits; and

(d) Copies of all material environmental impact reports, negative declarations, environmental impact certifications, and zoning, land use or development agreements relating to the Real Property.

In addition, at all times during the Option Term, Optionor shall promptly provide to Optionee any material agreements entered into by Optionor or its affiliates during the Option Term with respect to the Property.

5.2 Access for Review. At all reasonable times during the Option Term, Optionor shall provide Optionee and Optionee’s representatives with access to the Real Property. Optionee shall indemnify and defend Optionor against and hold Optionor harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from any claim demand, liability loss, damages, cost or expense, including, without limitation, bodily injury, property damage or mechanics’ lien claim caused by Optionee in connection with entry on the Real Property by Optionee pursuant to this Paragraph 5.2, except any matter to the extent caused by the gross negligence or willful misconduct of Optionor. The Optionee shall maintain liability insurance with minimum coverage of $2,000,000 per occurrence combined single limit for bodily injury and property damage, with a $2,000,000 general aggregate limit, at all times during any review or investigation of the Real Property. Optionor shall be named as an additional insured under such policy. If Optionee performs any invasive testing or investigation of the Property or damages the Property during Optionee’s review or investigation thereof, then Optionee shall restore or repair the Property to its condition prior to such invasive testing or investigation or review or investigation; provided, however, that Optionee shall not be required to perform such restoration or repair with respect to any structures existing on the Property if the damage does not impair the use or value of the Property.

5.3 Property Approval Period. At all reasonable times during the Option Term, Optionee shall have the right to review and investigate the physical and environmental condition of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Real Property, and any other factors or matters relevant to Optionee’s decision to purchase the Property. Optionee may determine whether or not the Property is acceptable to Optionee during the Option Term. If, during the Option Term, Optionee determines that the Property is not acceptable for any reason whatsoever, Optionee shall have the right, by giving written notice to Optionor on or before the last day of the Option Term, as such term may be extended, to terminate this Agreement. If Optionee exercises the right to terminate this Agreement in accordance with this Paragraph 5.3, this Agreement shall terminate as of the date such termination notice is given by Optionee, and, if, as of the date of such termination, Optionee has already deposited the Deposit pursuant to the terms of this Agreement and purchased the Stock pursuant to the terms and provisions of the Warrant, then Optionee shall retain the Stock and shall be entitled to a return of the Deposit. In the event of such termination neither party shall have any further obligation to the other under this Agreement, except for obligations which by the provisions of this Agreement specifically survive termination.

5.4 Survey. Optionee shall have the right to cause to be prepared a land survey of the Real Property and any improvements located thereon or other features thereof or located thereon, including, without limitation, an ALTA survey.

5.5 Environmental Definitions. As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., and the Clean Water Act, 33 U.S.C. § 1251, et seq. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

5.6 Pursuit of Entitlements. During the Option Term, Optionee shall have the right to pursue various entitlements with respect to the Property as Optionee may desire or be required to obtain (the “Entitlements”), and, in that regard, Optionee shall have the right to cause such applications, requests, proposed zoning code amendments, maps, plats, reports, studies, and other related documents to be prepared and take such actions as are necessary to obtain any desired or required Entitlements. Optionee and Optionor shall cooperate with each other, and Optionor shall also cooperate with any agent, representative, contractor, consultant, or employee of Optionee in the obtaining of any of the Entitlements. Such cooperation shall include, without limitation, the prompt review, approval and execution by each party of applications, amendments, submissions, and other documents reasonably necessary to obtain the Entitlements, it being understood that Optionor may need to provide written statements or certifications to the effect that Optionee has the right to obtain, and/or act as Optionor’s agent in obtaining, such Entitlements notwithstanding that Optionee is not the owner of record of the Property. Optionor and Optionee shall communicate with each other on the progress of such efforts. During the Option Term, Optionee shall have the right to contact, meet with and conduct hearings with the applicable governmental authorities and other entities and any other governmental entity that may have jurisdiction over the Entitlements or the Property for the purposes of obtaining the Entitlements. Optionee shall pay all application fees or costs paid to governmental agencies, as well as all costs and expenses incurred by Optionee for consultants, attorneys and architects or other persons engaged by Optionee to assist Optionee in obtaining Entitlements and Optionor shall not be responsible for any such fees, costs or expenses.

ARTICLE 6

Representations and Warranties

6.1 Optionor. The representations and warranties of Optionor in this Paragraph 6.1 and in Optionor’s Closing Certificate (as hereinafter defined) are a material inducement for Optionee to enter into this Agreement. Optionee would not exercise the Option and purchase either the Membership Interest or the Property from Optionor without such representations and warranties of Optionor. Such representations and warranties shall survive the Closing for a period of one (1) year. Optionor represents and warrants to Optionee as of the date of this Agreement and as of the Closing as follows:

(a) Optionor is a corporation duly incorporated and organized and validly existing and in good standing under the laws of the State of Nevada. Optionor has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Optionor has been duly and validly authorized by all necessary action on the part of Optionor and its affiliates (including Archon Corporation (“Archon”, and collectively with such other affiliates, “Optionor Affiliates”)), including all necessary stockholder and board action, and all required consents and approvals (including the Stockholder Consent, as defined below) have been duly obtained. This Agreement is a legal, valid and binding obligation of Optionor, enforceable against Optionor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) To Optionor’s best knowledge, no Hazardous Substances are present in, on or under the Real Property or any nearby real property which could migrate to the Real Property, and there is no present Release or threatened Release of any Hazardous Substances in, on or under the Real Property, except that Optionor has received that certain Notice of Right to Lien, dated December 2, 2008, from Las Vegas Paving Corporation with respect to “Hydrocarbon Remediation”. Optionor has never used the Real Property or any part thereof, and has never permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances. To Optionor’s best knowledge, no underground storage tanks of any kind are located in the Real

Property. To Optionor’s best knowledge, the Real Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply in all material respects with all applicable Environmental Laws, and neither Optionor nor, to Optionor’s best knowledge, any person using or occupying the Real Property or any part thereof is violating any Environmental Laws.

(c) There is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or, to the best knowledge of Optionor, threatened or being contemplated against or involving Optionor or any Optionor Affiliate relating to the Real Property or any part thereof or such party’s respective interest therein and, to Optionor’s best knowledge, there is no valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation. There is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Optionor’s knowledge, threatened, against it.

(d) Optionor is not a “foreign person” as defined in section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(e) Neither Optionor nor any Optionor Affiliate has dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Optionee or this Agreement.

(f) As of the Closing, no ground lease, lease, sublease, license, or other agreement providing any occupancy right with respect to the Real Property shall exist which is not terminable on thirty (30) days, or less, advance notice without premium or penalty, except as Optionee shall have approved in writing under Paragraph 7.l(a) of this Agreement and except for the FB Lease and the Lamar Lease and any lease Optionee shall have approved in writing under Paragraph 7.l(a) of this Agreement, which Leases, Optionee acknowledges, may be terminated on sixty (60) days advance notice in the event of a sale of the Property to a third party.

(g) No tenant or occupant of any of the Real Property or any other third party has any right of first refusal, right of first offer, or other option or right to lease, purchase or otherwise acquire any interest in the Real Property or any portion thereof, except for the lease term extension rights in the FB Lease.

(h) Optionor has title to the Leases, the Personal Property, the Contracts and the Permits, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever and such Leases, Personal Property, Contracts and Permits are all of the Leases, Personal Property, Contracts and Permits pertaining to the Real Property. As of the Closing, no contracts of construction, employment, management, service, or supply or any other contracts or agreements in effect entered into by Optionor or LVT (Transfer) LLC shall exist which may not be terminated by Optionor or LVT (Transfer) LLC on sixty (60) days, or less, advance notice without premium or penalty, except as Optionee shall have approved in writing under Paragraph 7.1 (a) of this Agreement.

(i) If Optionee elects to purchase the Membership Interest, then LVT (Transfer) LLC: (1) as of the Closing, shall be the sole owner, in fee simple, of the Property; (2) as of the Closing, shall have no liabilities other than the Property’s taxes and assessments and any prorated portions thereof due post-Closing; (3) as of the Closing, shall have no non-monetary liabilities or obligations that would interfere with Optionee’s exercise of the Option or the development of the Property as a hotel, casino, trade show, and retail complex and related facilities, and (4) as of the Closing: (a) shall have paid or will pay at Closing all real estate taxes on the Property due and payable at Closing, prorated to the Date of Closing as set forth in Section 9.4 below, and the years prior thereto have been paid or will be paid at Closing, and (b) shall not have any appeal pending for any prior year’s property tax assessment with respect to the Property.

(j) If Optionee elects to purchase the Membership Interest, then, as of the Closing, Optionor shall own, legally and beneficially, the Membership Interest free and clear of all liens, encumbrances, claims and rights of others.

(k) The execution, delivery and performance by Optionor of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien or other charge upon any property or assets of Optionor or any Optionor Affiliate in connection with, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Optionor or any Optionor Affiliate is a party, by which the Optionor or any Optionor Affiliate is bound or to which any of the property or assets of the Optionor or any Optionor Affiliate is subject, (ii) result in any violation of the provisions of any organizational document of the Optionor or any Optionor Affiliate (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Optionor or any Optionor Affiliate or any of their properties or assets, No consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the execution, delivery and performance by the Optionor of this Agreement and the consummation by the Optionor of the transactions contemplated hereby.

6.2 Optionee. The representations and warranties of Optionee in this Paragraph 6.2 and in Optionee Closing Certificate (as hereinafter defined) are a material inducement for Optionor to enter into this Agreement. Optionor would not enter into this Agreement without such representations and warranties of Optionee. Optionor would not sell the Property to Optionee without such representations and warranties of Optionee. Such representations and warranties shall survive the Closing for a period of one (1) year. Optionee represents and warrants to Optionor as of the date of this Agreement and as of the Closing as follows:

(a) Optionee is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware. Optionee has full limited liability company power and authority (including all necessary member authority) to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this

Agreement by Optionee have been duly and validly authorized by all necessary action on the part of Optionee (including all necessary member action) and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Optionee, enforceable against Optionee in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) Neither Optionee nor any of its affiliates has dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Optionee or this Agreement.

ARTICLE 7

Covenants

7.1 Optionor. Optionor covenants and agrees with Optionee as follows:

(a) LVT (Transfer) LLC shall not make any election to be treated as a corporation for federal or state income tax purposes, and the limited liability company agreement for LVT (Transfer) LLC shall contain such covenant. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall (and to the extent applicable, shall cause LVT (Transfer) LLC) operate the Property and conduct its business in the ordinary course and in material compliance with all applicable laws, the Leases, Contracts and Permits. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall not execute any additional Lease or Contract or obtain any new Permit, Contract affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Permits in any respect without the prior approval of Optionee, which approval may be withheld in the sole and absolute discretion of Optionee; provided, however, Optionor may in the ordinary course of business execute new leases or contracts or amend the leases or contracts without Optionee’s approval, provided that all such leases, contracts or amendments provide that the contract in question is terminable, for any reason whatsoever, on thirty (30) days notice or less and that the lease in question is terminable, for any reason whatsoever, on sixty (60) days notice or less, it being agreed between Optionor and Optionee that the existence, at Closing, of any Lease affecting the Premises may be undesirable for Optionee. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall not consent to any assignment or sublease requested by any tenant under any of the Leases without the prior approval of Optionee, which approval shall not be unreasonably withheld or delayed. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall comply in all material respects with the Permits and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Real Property. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the term of this Agreement), Optionor shall keep in force property and liability insurance covering the Real Property at least in amounts as currently in place.

(b) Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in, on or under the Real Property, or use the Real Property for any such purposes, or Release any Hazardous Substances into any air, soil, surface water or groundwater comprising the Real Property, or permit any person using or occupying the Real Property or any part thereof to do any of the foregoing except in de minimis quantities in compliance with Environmental Laws. Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall comply, and shall cause all persons using or occupying the Real Property or any part thereof to comply, in all material respects, with all Environmental Laws applicable to the Real Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Promptly after Optionor obtains any information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Optionor shall give written notice thereof to Optionee with a reasonably detailed description of the event, occurrence or condition in question. Optionor shall promptly furnish to Optionee copies of all written communications received by Optionor from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Optionor to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property.

(c) Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), in the event that, prior to Closing, Optionor receives any written notice from any city, county or other governmental or quasi-governmental authority having jurisdiction over the Property of a violation or alleged violation of any statute, law, ordinance, rule, permit, regulation, or agreement governing the ownership, planning, development, construction, occupancy, use or maintenance of any portion of the Property, or of any permit, approval or authorization issued in connection therewith or of any contemplated or pending investigation with respect thereto, Optionor promptly will deliver a copy of such notice to Optionee; and Optionee will have the option (but will not be required) either to (i) participate with Optionor in responding to such notice, or (ii) seek independently to intervene in such proceeding for the purpose of protecting Optionee’s interests hereunder in and with respect to the Property.

(d) Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the term of this Agreement), Optionor shall not incur any additional liabilities with respect to any monetary debt, including, without limitation, any mortgage debt, that, when combined with all interest due under, and the principal balance of the Existing Loan, exceeds, in the aggregate, Fifty Million and no1100 Dollars ($50,000,000.00), where any such debt is secured by the Property or any portion thereof or any of the interests in Optionor (any such amount, “New Debt”) and except for the Existing Loan and the New Debt up to the preceding aggregate cap, Optionor shall not encumber the Property or any of the interests in Optionor with any monetary debt, and the terms of any New Debt or any modification to the Existing Loan shall include that it may be pre-paid at Closing without charge or other penalty (and if there is any pre-payment charge or penalty with respect to the Existing Loan or the New Debt, then any such amounts shall be paid by Optionor at Closing). On or before the Closing, Optionor shall, at its sole cost and expense, cause the Existing Loan and the New Debt to be paid off and any mortgages, deeds of trust or other liens against the Property or any interest in Optionor with respect to the Existing Loan and New Debt shall be released and removed of record. If Optionor fails to cause the Existing Loan and New Debt to be paid off and liens with respect thereto released and removed prior to the Closing, then such failure shall, at Optionee’s election made at any time prior to Optionor’s curing such failure, constitute an intentional material default of Optionor and shall entitle Optionee to its remedies under this Agreement for such a default.

(e) All representations and warranties made by Optionor in Paragraph 6.1 hereof and in Optionor’s Closing Certificate shall survive the Closing for a period of one (1) year. Optionor shall use commercially reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Optionor in Paragraph 6.1 hereof to be true and correct on and as of the Closing Date. At the Closing, Optionor shall execute and deliver to Optionee an Optionor’s Closing Certificate in the form of Exhibit G (“Optionor’s Closing Certificate”) certifying to Optionee that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement) which would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

(f) [Intentionally Omitted].

(g) If the Membership Interest is purchased, Optionor shall indemnify and defend Optionee against and hold Optionee harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on (i) any failure by Optionor to perform, during the period from and after the date the Property is transferred to the LVT (Transfer) LLC to the Closing Date, all obligations of Optionor in accordance with the Leases, the Contracts or the Permits, during such period, or (ii) any breach, default or violation by Optionor (or any event by Optionor or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Optionor) under the Leases, the Contracts or the Permits that occurs during the period from and after the date the Property is transferred to the LVT (Transfer) LLC to the Closing Date, or (iii) any personal injury or damage to property of third persons occurring in, on or about the Real Property, during the period from and after the date the Property is transferred to the LVT (Transfer) LLC to the Closing Date, or (v) any liabilities of LVT (Transfer) LLC arising during the period from and after the date the Property is transferred to the LVT (Transfer) LLC to the Closing Date; except to the extent in any such case the claim, demand, liability, loss, damage, cost or expense was approved by Optionee or is caused by Optionee or Optionee’s agents or representatives.

(h) Between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement), Optionor shall not in any manner sell, convey, assign, transfer, encumber, grant any options with respect thereto, or otherwise dispose of, the Leases, the Personal Property, the Contracts or the Permits if such transactions shall adversely affect the value of the Land or interfere with Optionee’s use of the Land for the purposes of developing a hotel, casino, trade show, and retail complex and related facilities.

(i) Concurrently with the execution and delivery hereof, Paul Lowden, as the holder of a majority of the outstanding shares of Archon entitled to vote with respect to the Optionor’s and Archon’s execution, delivery and performance of this Agreement is executing and delivering his written consent thereto (the “Stockholder Consent”) in accordance with Section 78.320 of the Nevada General Corporation Law and in the form attached hereto as Exhibit K. Archon shall comply with all applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, in connection with the foregoing.

(j) Optionor shall execute such affidavits, indemnities and other certificates or documents as the Title Company shall reasonably require to issue the Title Policy (as such term is defined in Paragraph 8.2(e) of this Agreement) to Optionee.

(k) Until the earlier of the Closing Date or termination of this Agreement pursuant to its terms, Optionor will not, and will not permit any of its or Archon’s officers, directors, representatives or otherwise, directly or indirectly, to solicit, initiate, encourage or induce the making, submission or announcement of any proposal with respect to the acquisition of the Membership Interest or the Real Property.

(l) Optionor shall indemnify and defend Optionee against and hold Optionee harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, but excluding consequential, special or punitive damages, that may be suffered or incurred by Optionee after the Closing if any representation or warranty made by Optionor in Paragraph 6.1 hereof or in Optionor’s Closing Certificate was untrue or incorrect in any material respect when made and Optionee did not know that such representation or warranty was untrue or incorrect as of the Closing; provided, however, that, except with respect to any liabilities of LVT (Transfer) LLC indemnified by Optionor under Paragraph 7.l(g) above which were not approved by Optionee in the event Optionee elects to purchase the Membership Interest, (i) Optionor’s aggregate liability under Paragraph 6.1 and this Paragraph 7.1 shall not under any circumstances exceed three percent (3%) of the total Purchase Price paid in accordance with the terms hereof and (ii) the provisions of Paragraph 6.1 and this Paragraph 7.1 shall be of no further force or effect from and after the date that is one (1) year after the Closing Date.

(m) If Optionee’s Exercise Notice requests termination of any Leases, including, without limitation, the FB Lease and/or the Lamar Lease, then on the Closing Date, Optionor shall exercise its right to terminate such Lease, as applicable, according to the termination provisions contained in the applicable Lease.

7.2 Optionee. Optionee covenants and agrees with Optionor as follows:

(a) All representations and warranties made by Optionee in Paragraph 6.2 hereof and in Optionee’s Closing Certificate shall survive the Closing for one (1) year. Optionee shall use its best efforts, in good faith and with diligence, to cause all of the representations and warranties made by Optionee in Paragraph 6.2 hereof to be true and correct on and as of the Closing Date.

At the Closing, Optionee shall execute and deliver to Optionor an Optionee’s Closing Certificate (“Optionee’s Closing Certificate”) in the form of Exhibit H, certifying to Optionor that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date (or earlier termination or expiration of the terms of this Agreement) which would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

(b) Optionee shall indemnify and defend Optionor against and hold Optionor harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Optionor if any representation or warranty made by Optionee in Paragraph 6.2 hereof or in Optionee’s Closing Certificate was untrue or incorrect in any respect when made or that may be caused by any breach by Optionee of any such representation or warranty; provided, however, that the provisions of this Paragraph 7.2 shall be of no further force or effect from and after the date that is one (1) year after the Closing Date.

ARTICLE 8

Conditions Precedent

8.1 Optionor. The obligations of Optionor to consummate the transactions contemplated on the Closing Date under this Agreement are subject to satisfaction of all of the conditions set forth in this Paragraph 8.1. Optionor may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing to the extent Optionor was aware that such condition had not been satisfied. If any condition set forth in this Paragraph 8.1 is not fully satisfied or waived in writing by Optionor on the Closing Date, Optionor may terminate this Agreement on fifteen days notice (during which time Optionee may cure any default or breach), but without releasing Optionee from liability if Optionee defaults in the performance of any such covenant or agreement to be performed by Optionee or if Optionee breaches any such representation or warranty made by Optionee before such termination.

(a) On the Closing Date, Optionee shall not be in default in any material respect in the performance of any covenant or agreement to be performed by Optionee under this Agreement.

(b) On the Closing Date, all representations and warranties made by Optionee in Paragraph 6.2 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Optionor shall have received Optionee’s Closing Certificate in the form of Exhibit H, executed by Optionee, in which Optionee certifies to Optionor that all representations and warranties made by Optionee in Paragraph 6.2 hereof are true and correct on and as of the Closing Date, without exceptions.

(c) On the Closing Date, there shall not be pending by any governmental entity any judicial or administrative suit, action, inquiry or other proceeding against Optionor which challenges the validity or legality of any of the transactions contemplated by this Agreement.

8.2 Optionee. The obligations of Optionee under this Agreement are subject to satisfaction of all of the conditions set forth in this Paragraph 8.2. Optionee may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing to the extent Optionee was aware that such condition had not been satisfied. If any condition set forth in this Paragraph 8.2 is not fully satisfied or waived in writing by Optionee, Optionee may terminate this Agreement on fifteen days written notice (during which time Optionor may cure any default or breach), but without releasing Optionor from liability if Optionor defaults in the performance of any such covenant or agreement to be performed by Optionor or if Optionor breaches any such representation or warranty made by Optionor before such termination. If the failure of any condition to Closing required under this Paragraph 8.2 is also an intentional material breach by Optionor of any representation or warranty expressly made by Optionor under this Agreement, and, at the time Optionor made such representation or warranty, Optionee was not aware that such representation or warranty was false, then, regardless of whether Optionee elects to waive such failure of condition or to terminate this Agreement as a result of such failure, Optionee shall have the right to seek damages against Optionor for such breach subject to the limitations set forth in Paragraph 1.5 of this Agreement.

(a) On the Closing Date, Optionor shall not be in default in any material respect in the performance of any covenant or agreement to be performed by Optionor under this Agreement.

(b) On the Closing Date, all representations and warranties made by Optionor in Paragraph 6.1 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Optionee shall have received Optionor’s Closing Certificate, executed by Optionor, in which Optionor certifies to Optionee that all representations and warranties made by Optionor in Paragraph 6.1 hereof are true and correct in all material respects on and as of the Closing Date, without exceptions.

(c) On the Closing Date, there shall not be pending by any person any judicial or administrative suit, action, investigation, inquiry or other proceeding against Optionee or Optionor which challenges the validity or legality of any of the transaction contemplated by this Agreement.

(d) On the Closing Date, the Title Company shall be unconditionally and irrevocably committed to issue to Optionee an American Land Title Association Owner’s Policy Form of title insurance, with liability in the amount of the Purchase Price, together with the following endorsements, or the substantial equivalent thereof ALTA Form 9.1; Form 103.11 Form 129; Form 116.1; Form 116.7 (modified to refer to the subdivision map act (or reasonable equivalent thereof) applicable in the County of Clark, State of Nevada); Form 55 (“fairway endorsement”); Utility Availability Endorsement (with the words “storm sewer” deleted therefrom if applicable); Special – Lack of Signatures Endorsement; and Form 123.1 (subject to the following: (i) that such endorsements do not require any affidavits or indemnities from Optionor or LVT (Transfer) LLC, as applicable, other than a customary owner’s affidavit; and (ii) that, if the Title Company requires a completed land survey, including, without limitation, an ALTA survey, as a condition to issuing any of the foregoing endorsements, then the Title Company’s being unconditionally and irrevocably committed to issue to Optionee any such endorsements shall not be a condition to close under this Agreement unless Optionee has provided the required survey(s) to the Title Company sufficiently in advance of the Closing) and, if the Membership Interest is being purchased, a “non-imputation” endorsement, insuring Optionee that fee simple title to the Real Property is vested in Optionee, if Optionee has elected to purchase the Property, or in LVT (Transfer) LLC, if Optionee has elected to purchase the Membership Interest, in each case, subject only to the Permitted Exceptions (the “Title Policy”). Optionee acknowledges that, as of the date of this Agreement, the Title Company has provided samples of the endorsements specified in this Paragraph 8.2(e) and that such samples are in an acceptable form.

(e) On the Closing Date, if Optionee has elected to purchase the Membership Interest, the Title Company shall be unconditionally and irrevocably committed to issue to Optionee a so-called “UCC Insurance Policy” with liability in the amount of the Purchase Price insuring that Optionee has good title to the Membership Interest and that no entity has filed any claim or lien against the Membership Interest (the “UCC Policy”).

8.3 Election of Optionee to Purchase the Property. Notwithstanding anything to the contrary in this Agreement, (i) if Optionee elected to purchase the Membership Interest when it exercised the Option, and, for any reason whatsoever, Optionee determines at any point prior to the Closing that Optionee instead desires to purchase the Property, or, (ii) if Optionor is unable to deliver, at Closing, the Membership Interest as required under this Agreement, and, therefore, Optionee desires to purchase the Property instead, then, in either case, Optionee shall have the right, by written notice to Optionor given prior to the Closing, to convert the purchase from a Membership Interest purchase to a purchase of the Property.

ARTICLE 9

Closing

9.1 Place of Closing and Procedure. The Closing shall occur through an escrow (the “Escrow”) with the Title Company at 376 E. Warm Springs Road, Suite 190, Las Vegas, Nevada, on the Closing Date, or at such other place or on such other date as Optionor and Optionee may agree in writing (the “Closing”). Optionor and Optionee each shall give appropriate written escrow instructions, consistent with this Agreement, to the Title Company for the Closing in accordance with this Agreement.

9.1.1 Procedure as to Purchase and Sale of the Membership Interest. If the Membership Interest is to be purchased and sold, then Optionor and Optionee shall cause the following to occur before or at the Closing as noted:

(a) Prior to the Closing, Optionor shall execute the LVT (Transfer) LLC Operating Agreement, shall cause to be filed with the Delaware Secretary of State a certificate of formation for LVT (Transfer) LLC as a limited liability company organized under the laws of the State of

Delaware, shall cause LVT (Transfer) LLC to be qualified to do business in the State of Nevada, and shall otherwise cause LVT (Transfer) LLC to be a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware and qualified to do business and in good standing under the laws of the State of Nevada.

(b) Prior to the Closing, Optionor shall transfer fee simple title to the Property to LVT (Transfer) LLC, including, without limitation, fee simple title to the Real Property (subject to the Permitted Exceptions) to LVT (Transfer) LLC by means of a customary form of grant, bargain and sale deed in the form attached hereto as Exhibit F.

(c) At the Closing, (i) Optionee shall pay to Optionor the Purchase Price for the Membership Interest in accordance with Paragraph 2.1 of this Agreement, and (ii) Optionor shall redeem all of the Stock and shall pay to Optionee the Redemption Price.

(d) At the Closing, Optionor shall cause, or shall have caused, the Existing Loan and the New Debt to have been paid in full and any mortgage, deed of trust or similar instrument recorded against the Real Property securing the Existing Loan or any New Debt removed of record.

(e) At the Closing, Optionor shall date as of the Closing Date, execute and deliver to Optionee (i) the Assignment of Membership Interest, (ii) a Certificate of Non-Foreign Status in accordance with section 1445 of the Internal Revenue Code of 1986, as amended, (iii) Optionor’s Closing Certificate, (iv) reasonably satisfactory evidence that no Nevada withholding of tax is required with respect to the sale of the Membership Interest or if required to be withheld, then Optionor shall cause the required amounts to be withheld, it being agreed, however, that as of the date of this Agreement, no withholding is required; (v) current Good Standing Certificates for LVT (Transfer) LLC and for Optionor; (vi) certified copies of resolutions of LVT (Transfer) LLC and for Optionor authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (vii) such affidavit(s) or certifications as reasonably and customarily may be required to induce the Title Company to issue at Closing the Title Policy and the UCC Policy; and (viii) any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement and reasonably requested by Optionee.

(f) At the Closing, Optionee shall date as of the Closing Date, execute and deliver to LVT (Transfer) LLC (i) Optionee’s Closing Certificate and (ii) the Assignment of Membership Interest.

(g) At the Closing, the Title Company shall issue to Optionee the Title Policy and the UCC Policy.

(h) At the Closing, in addition to any other documents required to be executed and delivered in counterparts by both parties, Optionor and Optionee shall execute and deliver to each other a closing statement accounting for sums adjusted or disbursed at Closing in accordance with the provisions of this Agreement.

9.1.2 Procedure as to Purchase and Sale of the Property. If the Property is to be purchased and sold, then Optionor and Optionee shall cause the following to occur at the Closing:

(a) The Grant Deed, duly executed and acknowledged by Optionor, shall be recorded in the Official Records of the County of Clark, State of Nevada.

(b) (i) Optionee shall pay to Optionor the Purchase Price for the Property in accordance with Paragraph 2.1 of this Agreement, and (ii) Optionor shall redeem all of the Stock and shall pay to Optionee the Redemption Price.

(c) In accordance with Section 7.l(d) of this Agreement, Optionor shall cause or shall have caused, the Existing Loan and the New Debt to be paid in full and any mortgage, deed of trust, lien, or similar instrument recorded against the Real Property or any interest in Optionor securing the Existing Loan or New Debt removed of record.

(d) Optionor shall date as of the Closing Date, execute and deliver to Optionee (i) the Assignment of Leases, (ii) the Bill of Sale, (iii) the Assignment of Contracts, (iv) the Assignment of Permits, (v) a Certificate of Non-Foreign Status in accordance with section 1445 of the Internal Revenue Code of 1986, as amended, (vi) Optionor’s Closing Certificate, (vii) reasonably satisfactory evidence that no Nevada withholding of tax is required with respect to the sale of the Property or if required to be withheld, then Optionor shall cause the required amounts to be withheld, it being agreed, however, that as of the date of this Agreement, no withholding is required; (viii) certified copies of resolutions of Optionor authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; (ix) such affidavit(s) or certifications as reasonably and customarily may be required to induce the Title Company to issue at Closing the Title Policy; and (x) any other documents, instruments or agreements reasonably necessary to effectuate the transactions contemplated by this Agreement and reasonably requested by Optionee.

(e) Optionee shall date as of the Closing Date, execute and deliver to Optionor (i) Optionee’s Closing Certificate, (ii) the Assignment of Leases, and (iii) the Assignment of Contracts.

(f) The Title Company shall issue to Optionee the Title Policy.

(g) The Title Company shall file any other documents required to be filed in connection with the sale of the Property by applicable laws.

(h) In addition to any other documents required to be executed and delivered in counterparts by both parties, Optionor and Optionee shall execute and deliver to each other a closing statement accounting for sums adjusted or disbursed at Closing in accordance with the provisions of this Agreement.

9.2 Possession. Optionor shall transfer possession of the Property, and, if the Membership Interest are being purchased, all of the files, records and other documents pertaining to LVT (Transfer) LLC, to Optionee on the Closing Date. If not previously delivered to Optionee, Optionor shall deliver originals of the documents described in Paragraph 5.1 hereof, all files, correspondence, maintenance records and operating manuals relating to the Real Property, and all keys (properly tagged or identified) to the Real Property to Optionee on the Closing Date. The originals of such documents shall become the property of Optionee on the Closing Date. On the Closing Date or as soon thereafter as practicable, Optionor and Optionee shall send notices to all tenants under the Leases and all vendors and contractors under the Contracts informing them that Optionor transferred ownership of the Property to Optionee on the Closing Date.

9.3 Closing Costs. Any transfer tax payable under applicable law in respect of the transactions contemplated under this Agreement shall be paid as follows: (a) if Optionee elects to purchase the Membership Interest and a transfer tax applies to such purchase, then the amount of such tax (if any) shall be split equally between Optionee and Optionor, (b) if Optionee elects to purchase the Property because Optionor is unable to transfer the Membership Interest to Optionee in accordance with the provisions of this Agreement, then Optionor shall pay the transfer tax and Optionee shall have no responsibility to pay such tax, (c) if Optionee elects to purchase the Property, notwithstanding the fact that Optionor was ready, willing and able at Closing to transfer the Membership Interest to Optionee in accordance with the provisions of this Agreement, then Optionee shall pay the transfer tax and Optionor shall have no responsibility to pay such tax. In any case where Optionor or LVT (Transfer) LLC is obligated to pay all or a portion of the transfer tax, such payor shall be entitled to seek a refund or contest any amount of such tax paid by it so long as no such proceeding or contest impacts or delays the Closing. In no event shall Optionor allow any lien to be placed upon the Property or the Membership Interest as a result of any such proceeding or contest or as a result of Optionor’s failure or refusal to pay such tax. In addition, Optionee shall pay (i) the escrow fee charged by the Title Company and (ii) the recording fee for the Deed, if the Property is purchased. Optionee shall also pay the premium for the Title Policy and, if the Membership Interest is purchased, the premium for the UCC Policy.

9.4 Prorations. All current rent, reimbursements and other income from the Property and all current taxes, assessments, utilities, maintenance charges and similar expenses of the Property, determined using the accrual method of accounting, shall be prorated between Optionor and Optionee as of the Closing Date and, to the extent of information then available, such prorations shall be made at the Closing. Optionor and Optionee shall use their best efforts prior to the Closing Date to prepare a schedule of prorations covering as many items to be prorated as practicable so such prorations can be made at the Closing. Such prorations shall be adjusted, if necessary, and completed after the Closing as soon as final information becomes available. Optionor and Optionee agree to cooperate and to use their best efforts to complete such prorations no later than thirty (30) days after the Closing Date, except for any annual reconciliation of expense reimbursements payable by tenants which cannot be completed until the final accounting for the year has been prepared. Monthly income and expense items shall be prorated on the basis of a thirty (30) day month. Such income and expenses of the Property for the period before the Closing Date shall be for the account of Optionor and such income and expenses for the period on and after the Closing Date shall be for the account of Optionee. Security deposits, other refundable deposits, and similar prepaid rents shall be credited to Optionee and charged to Optionor at the Closing. Optionor shall pay all taxes, assessments, invoices for goods furnished or services supplied, and other expenses relating to the Property that are allocable to the period before the Closing Date. Optionor shall immediately pay to Optionee all rents and other income received by Optionor either before or after the Closing Date that are allocable to the period on or after the Closing Date. Optionor shall be solely responsible for collecting rents or charges that became due from tenants before the Closing Date. If any such rents or charges are received by Optionee, then Optionee shall pay such rents or charges to Optionor but all money received by Optionee shall be applied first to rent that accrues or becomes due after the Closing Date.

9.5 Section 1031 Exchange. Either party (“exchanging party”) may consummate the purchase of the Property or the Membership Interest as part of a so-called like kind exchange (the “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to the exchanging party’s obligations under this Agreement; (b) the exchanging party shall effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party (“accommodating party”) shall permit such assignment to be made, but it shall not be required to take an assignment of the purchase agreement for the property to be acquired by the exchanging party or be required to acquire or hold title to any real property (other than the Property if the Property is purchased by the accommodating party) for purposes of consummating the Exchange; and (c) the exchanging party shall pay any additional costs of the accommodating party that would not otherwise have been incurred by the accommodating party had there been no Exchange. The accommodating party shall not by this Agreement or acquiescence to the Exchange (i) have its rights under this Agreement affected or diminished in any manner or (ii) be responsible for compliance with or be deemed to have warranted to the exchanging party that the Exchange in fact complies with § 1031 of the Code.

ARTICLE 10

General

10.1 Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and either mailed by certified mail, return receipt requested, postage prepaid, by facsimile, if any facsimile notice is promptly followed by a notice sent by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service) to the party at the address set forth in this Paragraph 10.1 or such other address as such party may designate by notice to the other party. Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered. If any such notice or communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

(a) The address of Optionor is 3221 S. Torrey Pines, Las Vegas, NV, 89146, Attention: Paul W. Lowden. Facsimile Number: (702) 987-4820.

With a copy to

Kevin M. Hanratty, Corporate Counsel

Archon Corporation

4336 Losee Road, Suite 5

North Las Vegas, NV 89030

Facsimile Number: (702) 951-7349

(b) The address of Optionee is c/o IDM Properties, 3980 Howard Hughes Parkway, Suite 150, Las Vegas, NV 89169-5905, Attention: Chris Milam, Facsimile Number: (702) 835-5315

With a copy to

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, NY 10036

Attn: Ronald A. Fleming, Jr.

Facsimile Number: (212) 858 1500

10.2 Arbitration

(a) If there arises any dispute, controversy or claim arising out of or relating to this Agreement or the breach or alleged breach of this Agreement, whether arising during the Option Term or thereafter (a “Claim”), the Claim shall be settled at the request of any party to this Agreement by final and binding arbitration conducted in the County of Clark, State of Nevada, administered by and in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS or, if such rules no longer exist, the existing rules of practice and procedure of JAMS (both sets of rules are collectively referred to as the “Rules of JAMS”), and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. The arbitrator shall be a retired Nevada or federal judge selected in accordance with the Rules of JAMS. The arbitrator and not a jury will decide the dispute.

(b) The arbitrator in an arbitration proceeding shall have the power to grant only the remedies available to Optionor or Optionee, as the case may be, specified for such party in this Agreement, and, without limiting the foregoing, shall not have the power to vary the provisions of this Agreement. The arbitrator shall determine which is the prevailing party and shall include in the award that party’s reasonable attorneys’ fees and expenses and the costs and fees of arbitration, including the fees of JAMS.

(c) Except as otherwise required by law, the parties agree that the arbitration procedure will be confidential, all conduct, statements, promises, offers, views and opinions, oral or written, made during the arbitration by any party or a party’s agent, employee or attorney will remain confidential and, where appropriate, will be considered work product and privileged, and the existence and the results of the arbitration will be maintained by the parties and their respective agents, employees and attorneys as confidential at all times.

(d) Successor to JAMS. In the event that JAMS is no longer in existence at the time that arbitration is requested, the dispute shall be submitted to arbitration in accordance with the rules and procedures of the successor to JAMS or, if there is no such successor, the matter shall be submitted to an organization that consists of members similar to JAMS or its successor.

10.3 [Intentionally Omitted.].

10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

10.5 Construction. Optionor and Optionee acknowledge that each party has reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by any party hereto in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

10.6 Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent’ and “notice” shall be deemed to be preceded by the word “written.”

10.7 Further Assurances. From and after the date of this Agreement, Optionor and Optionee agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement, including, without limitation, Optionee’s execution, acknowledgment and delivery to Optionor of a proper quitclaim deed, substantially in the form attached hereto as Exhibit D, with respect to the termination of this Agreement.

10.8 Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10.9 Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

10.10 Next Business Day. Notwithstanding anything to the contrary in this Agreement, if the date on which a party is to perform an obligation under this Agreement occurs on a date other than a Business Day (as such term is defined in Section 5.1 of this Agreement), or if the last day on which a party has to perform an obligation under this Agreement is a date other than a Business Day, then, in any such event, the party shall have until the next Business Day immediately following such date to perform such obligation, and if performance is rendered on or before such immediately following Business Day and otherwise in the manner required under this Agreement, then such party shall not be in default hereunder for failing to perform such obligation on or before the date initially specified for such performance under this Agreement. If the performing party was entitled to additional time to perform, as set forth in the immediately preceding sentence, and such party utilized such additional time, then any obligation of the other party to perform an obligation directly in response to the first party’s performance shall be extended by the same number of days the initially performing party’s obligation was extended pursuant to this Section 10.10 plus any additional time provided under this Section 10.10 as a result of such extension resulting in the performance date of the responding party being a date other than a Business Day.

10.11 Assignment. This Agreement shall benefit and bind Optionor and Optionee and their respective personal representatives, heirs, successors and assigns. Optionee shall not have the right to transfer or assign its rights or obligations under this Agreement without the prior written consent of Optionor; provided, however, that Optionee shall have the right, without releasing Optionee from any obligation under this Agreement, by giving notice to Optionor before the Closing Date, to assign this Agreement to (i) any person or entity controlling, controlled by or under common control with Optionee, in which event Optionor’s consent to such assignment shall not be required, or (ii) to any other person or entity designated by Optionee in such notice subject to Optionor’s consent which shall be withheld only if such assignee is owned or controlled directly or indirectly by (A) any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person, or (B) any person or entity of ill repute. If Optionor’s consent is required, Optionor shall provide, or withhold, such consent pursuant to this Paragraph 10.11 by giving written notice to Optionee within five (5) Business Days following the date of Optionee’s assignment notice. For the purposes of this Paragraph 10.11 “control” shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

10.12 [Intentionally Omitted].

10.13 Miscellaneous. The Exhibits attached to this Agreement are made a part of this Agreement. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written instrument signed by Optionor and Optionee. This Agreement constitutes the entire and integrated agreement between Optionor and Optionee relating to the purchase and sale of the Property and the Membership Interest and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the purchase and sale of the Property and/or the Membership Interest.

[Remainder of Page Intentionally Blank. Signatures on Following Page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

OPTIONOR:

SAHARA LAS VEGAS CORP.,
a Nevada corporation

By:	/s/ Paul Lowden
Name:	Paul Lowden
Title:	President

OPTIONEE:

LAS VEGAS TOWERS LLC,
a Delaware limited liability company

By:	/s/ Christopher Milam
Name:	Christopher Milam
Title:	Manager

GUARANTY

The undersigned hereby guarantees the performance of the obligations of Optionor under the foregoing Option Agreement.

GUARANTOR:

ARCHON CORPORATION a Nevada corporation

By:	/s/ Paul Lowden
Name:	Paul Lowden
Title:	President and CEO

PRELIMINARY REPORT

EXHIBIT A

ESCROW OFFICE LOCATION Linda J. Jones Las Vegas Division

376 E. Warm Springs Road, Suite 190 Las Vegas, NV 89119
Phone (702) 697-3700

TITLE OFFICE LOCATION

Las Vegas Division

376 E. Warm Springs Road, Suite 190

Las Vegas, NV 89119

Phone (702) 697-3700 • Fax (866) 652-5315

PRELIMINARY TITLE REPORT

When replying please contact:		PROPOSED PURCHASER/BORROWER:
Escrow Officer:	Linda J. Jones	Las Vegas Towers LLC
Our Order No.:	1014166-LJJ

Today’s Date: December 18, 2008

In response to the above referenced application for a policy of title insurance, Stewart Title Guaranty Company hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception below or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said Policy forms.

The printed Exceptions and Exclusions from the coverage of said Policy or Policies are set forth in Exhibit A attached. Copies of the Policy forms should be read. They are available from the office which issued this report.

Please read the exceptions shown or referred to below and the exceptions and exclusions set forth in Exhibit A of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered.

It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects, and encumbrances affecting title to the land.

This report (and any supplements or amendments thereto) is issued solely for the purpose of facilitating the issuance of a policy of title insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of title insurance, a Binder or Commitment should be requested.

Dated as of: December 16, 2008 at 7:30:00 A.M.

Order No.: 1014166-LJJ

Preliminary Title Report

Countersigned by:	Senior Chairman of the Board

Authorized Countersignature	Chairman of the Board

Stewart Title of Nevada-Las Vegas Division

376 E. Warm Springs Road, Suite 190 Las Vegas, NV 89119
Phone (702) 697-3700 • Fax (866) 652-5315	President

PROPERTY ADDRESS:

2600 S. Las Vegas Blvd. S.

Las Vegas, NV

WHEN REPLYING PLEASE CONTACT
Escrow Officer: Linda J. Jones
Phone: (702) 697-3700

Order No.: 1014166-LJJ

Preliminary Title Report

The estate or interest in the land hereinafter described or referred to covered by this Report is:

A FEE

Title to said estate or interest is vested in:

Sahara Las Vegas Corp., a Nevada corporation

Order No.: 1014166-LJJ

Preliminary Title Report

LEGAL DESCRIPTION

The land referred to herein is situated in the State of Nevada, County of Clark, described as follows:

Being a portion of the Northeast Quarter (NE  1/4) of Section 9, and a portion of the Northwest (NW  1/4) of the Northwest Quarter (NW  1/4) of Section 10, Township 21 South, Range 61 East, M.D.M., Clark County, Nevada, described as follows:

COMMENCING at the Northeast Corner (NE Cor.) of the Northeast Quarter (NE  1/4) of said Section 9; thence South 04°43’06” East along the East Line of said Section 9, a distance of 896.80 feet to a point, said point being the Northeast Corner (NE Cor.) of that certain parcel of land conveyed by Hotel Securities Co. to El Rancho Vegas by Corporation Deed recorded March 20, 1945 shown as Document No. 194417, Clark County, Nevada Official Records, said point also being the Point of Beginning; thence South 87°12’23” East parallel to the North Line of said Section 9 a distance of 342.86 feet to the West Line of Paradise Road; thence South 00°14’47” West along said West Line of Paradise Road, a distance of 868.44 feet; thence North 87°12’23” West parallel to the North Line of said Section 9, a distance of 1572.55 feet to the East Line of Las Vegas Boulevard South; thence North 28°00’00” East along said East Line of Las Vegas Boulevard South, a distance of 958.89 feet; thence South 87°12’23” East parallel to the North Line of said Section 9, a distance of 782.72 feet to the Point of Beginning.

Order No.: 1014166-LJJ

Preliminary Title Report

At the date hereof, exceptions to coverage in addition to the printed exceptions and exclusions in a Policy of Title Insurance are as follows:

1.	State, County and City Taxes for the fiscal period 2008 to 2009, a lien now due and payable in the total amount of $561,534.27.

PARCEL NO.: 162-09-602-001 TAX DISTRICT: 411 LOCATION: Winchester

1st installment of	$140,383.56 Paid.
2nd installment of	$140,383.57 Paid.
3rd installment of	$140,383.57 unpaid, delinquent 1st Monday in January.
4th installment of	$140,383.57 unpaid, delinquent 1st Monday in March.

2.	A Special Assessment by the improvement district shown below:

District No.	: 97A
Name	: Sahara Las Vegas Corp.
Final Payment Due	: 8/1/2015
Initial Principal	: $431,027.52
Current Principal	: $159,496.28
Payoff Amount	: $178,661.97
Current Due	: $14,380.80
Due Dates	: 2/1 - 8/1

Current Due and Payoff Amounts are valid to 2/1/2009.

For further information regarding Payoff and Penalties, please contact the County Treasurer’s Office at 455-4323.

3.	A Special Assessment by the improvement district shown below:

District No.	: 97B
Name	: Sahara Las Vegas Corp.
Final Payment Due	: undetermined
Initial Principal	: $34,385.97
Current Principal	: $17,192.99
Payoff Amount	: $17,192.99
Current Due	: $0.00
Due Dates	: 3, 6, 9, 12

Current Due and Payoff Amounts are valid to 1/1/2009.

For further information regarding Payoff and Penalties, please contact the County Treasurer’s Office at 455-4323.

4.	State, County and City Taxes for the fiscal period 2008 to 2009, a lien now due and payable in the total amount of $163,766.31.

PARCEL NO.: 162-09-602-005 TAX DISTRICT: 411 LOCATION: Winchester

1st installment of	$40,941.57 Paid.
2nd installment of	$40,941.58 Paid.
3rd installment of	$40,941.58 unpaid, delinquent 1st Monday in January.
4th installment of	$40,941.58 unpaid, delinquent 1st Monday in March.

5.	The Lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 361.260 of the Nevada Revised Statutes.

Order No.: 1014166-LJJ

Preliminary Title Report

6.	Any Special Assessments, which may be due and payable that are not assessed through the County Treasurer’s Office and are being billed by the entity where the parcel is located.

7.	PATENT: Mineral rights, reservations, easements and exclusions in the patent from the State of Nevada recorded October 17, 1910, in Book 1 of Deeds, page 330, as Document No. 1977, Clark County, Nevada Records.

8.	PATENT: Mineral rights, reservations, easements and exclusions in the patent from the State of Nevada recorded December 30, 1925, in Book 11 of Deeds, page 314, as Document No. 23689, Clark County, Nevada Records.

9.	RIGHT OF WAY: Right-of-way Grant affecting the portion of said land and for the purposes stated herein, and incidental purposes

In Favor Of	: Southern Nevada Power Company
For	: electrical system(s)
Recorded	: November 1, 1957
Book No.	: 143
Document No.	: 117784, of Official Records.
Affects	: the North ten (10) feet

10.	RIGHT OF WAY: Right-of-way Grant affecting the portion of said land and for the purposes stated herein, and incidental purposes

In Favor Of	: Southern Nevada Power Company
For	: electrical system(s)
Recorded	: February 17, 1960
Book No.	: 232
Document No.	: 188430, of Official Records.
Affects	: the Southerly ten (10) feet

11.	EASEMENT: An easement affecting the portion of said land, and for the purposes stated herein, and incidental purposes.

In Favor Of	: Clark County Sanitation District No. One
For	: sewage pipeline
Recorded	: November 19, 1974
Document No.	: 434298, of Official Records.
Affects	: the following described property:

That portion of the South Half (S  1/2) of the Northeast Quarter (NE  1/4) of Section 9, Township 21 South, Range 61 East, M.D.B.&M., included within the limits of a strip of land Ten (10) feet in width the South margin of which is described as follows:

COMMENCING at the intersection of the East line of said Section 9 with the North line of that certain tract of land conveyed to Bonanza Hotels, Inc., as Parcel No. 2, by Deed dated September 1, 1948, and recorded as Document No. 294620, Book 57, Page 574, of Deeds, Records of Clark County, Nevada; said point of intersection being South 4°44’ East 1771.95 feet from the Northeast Corner (NE Cor) of said Section 9; thence North 87°13’45” West 450 feet along said North line of Parcel No. 2 to the Point of Beginning; thence continuing North 87°13’45” West along said North line of Parcel No. 2 to the East line of Las Vegas Boulevard South (100 feet Right-of-way) and the terminus of said line description.

Order No.: 1014166-LJJ

Preliminary Title Report

12.	Terms, Covenants, Conditions and Provisions in that certain “Order” for variance granted to Howard Hughes Development Corporation and Wet ‘N’ Wild, Inc., recorded July 2, 1984 in Book 1949 as Document No. 1908417, of Official Records.

13.	EASEMENT: An easement affecting the portion of said land, and for the purposes stated herein, and incidental purposes.

In Favor Of	: County of Clark
For	: perpetual avigation
Recorded	: August 6, 1984
Book No.	: 1968
Document No.	: 1927506, of Official Records.

14.	Terms, Covenants, Conditions, Provisions and Easements, including that to the Las Vegas Valley Water District, in that certain instrument entitled “Easement”, recorded September 10, 1984 in Book 1987 as Document No. 1946812, of Official Records.

15.	RIGHT OF WAY: Right-of-way Grant affecting the portion of said land and for the purposes stated herein, and incidental purposes

In Favor Of	: Nevada Power Company and Central Telephone Company
For	: power and communications
Recorded	: April 18, 1985
Book No.	: 2096
Document No.	: 2055905, of Official Records.

16.	Terms, Covenants, Conditions and Provisions in that certain instrument entitled “Variance Order” granted to Wet ‘N’ Wild, recorded March 1, 1988 in Book 880301 as Document No. 00374, of Official Records.

17.	EASEMENT: An easement affecting the portion of said land, and for the purposes stated herein, and incidental purposes.

In Favor Of	: Nevada Power Company
For	: electrical system(s)
Recorded	: April 10, 1990
Book No.	: 900410
Document No.	: 00701, of Official Records.

18.	Terms, Covenants, Conditions and Provisions in that certain instrument entitled “Temporary Easement Agreement”, recorded June 12, 1997 in Book 970612 as Document No. 00983, of Official Records.

19.	The effect of that certain instrument entitled “Right of Entry”, executed on January 31, 2000 by and between Sahara Las Vegas Corporation and Nevada Power Company, recorded March 1, 2000 in Book 20000301 as Document No. 00581, of Official Records.

Order No.: 1014166-LJJ

Preliminary Title Report

20.	LEASE: An unrecorded lease affecting the premises therein stated, executed by and between the parties named herein, for the terms and upon and subject to all of the terms, covenants, and provisions contained therein;

Dated	: Not Set Out
Lessor	: TLC Properties, Inc., a Louisiana corporation
Lessee	: AT&T Wireless Services of Nevada, a Nevada corporation
Term	: five (5) years
Disclosed By	: Memorandum of Lease
Recorded	: July 29, 2002
Book	: 20020729
Document No.	: 02678, of Official Records.

21.	SURVEY: The effect of the following unrecorded ALTA/ACSM Land Title Survey

Performed By	: Paul Burn
Dated	: August 21, 2006
Certified	: August 22, 2006
Job No.	: 402.0001.01.

22.	DEED OF TRUST AND SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS: A Deed of Trust to secure an indebtedness of the amount stated herein, and any other amounts payable under the terms thereof.

Dated	: May 15, 2008
Amount	: $29,000,000.00
Trustor	: Sahara Las Vegas Corp., a Nevada corporation
Trustee	: Stewart Title of Nevada
Beneficiary	: Colonial Bank, N.A.
Recorded	: May 20, 2008
Book	: 20080520
Document No.	: 03825, of Official Records.

23.	Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

24.	EASEMENTS: Any easements not disclosed by those public records which impart constructive notice and which are not visible and apparent from an inspection of the surface of said land.

25.	Prior to the issuance of an ALTA form policy of Title Insurance, it shall be required that this Company be furnished with an ALTA/ACSM LAND TITLE SURVEY conforming to the minimum standard requirements as revised in 1992. Said Survey, in addition to those requirements imposed by the ALTA/ACSM minimum standards, must also include Items 1, 2, 6, 7, 8, 9, 10 and 11 of Table A (Optional Survey Responsibilities and Specifications).

Further, said survey must be certified in favor of both Stewart Title of Nevada Holdings, a Nevada corporation, and Stewart Title Guaranty Company, a Texas corporation.

26.	MATTERS DISCLOSED BY INSPECTION: Any facts, rights, interest of claims which are not shown by the public records, but which could be ascertained by an inspection of the land or by making inquiry of persons in possession thereof.

Order No.: 1014166-LJJ

Preliminary Title Report

27.	On December 18, 2008, we communicated with the Nevada Secretary of State and determined that the corporation known as Sahara Las Vegas Corp., a Nevada corporation, is in good standing. The list of Officers are as follows:

Resident Agent	: William J. Raggio
President	: Paul W. Lowden
Secretary	: Suzanne Lowden
Treasurer	: Suzanne Lowden.

As a condition to the issuance of the requested Policy(s) of Title Insurance, we hereby request that we be furnished with the following listed items prior to the issuance of such Policy(s):

A Certificate of Good Standing for Sahara Las Vegas Corp., a Nevada corporation from the appropriate Agency or Department of the State in which said corporation was incorporated.

A copy of the Resolution of the Board of Directors of Sahara Las Vegas Corp., a Nevada corporation, certified by the Secretary of said corporation, authorizing and approving the contemplated transaction in detail. Said resolution must contain, among other things, reference to the specific documents to be executed by said corporation and a designation of the officer(s) whose signatures may be relied upon for the execution of instruments on behalf of said corporation.

END OF EXCEPTIONS

Order No.: 1014166-LJJ

Preliminary Title Report

NOTES
This map is for assessment use only and does NOT represent a survey.
No liability is assumed for the accuracy of the data delineated herein.
Information on roads and other non-assessed parcels may be obtained from the Road Document Listing in the Assessor's Office.
This map is compiled from official records, including surveys and deeds, but only contains the information required for assessment. See the recorded documents for more detailed legal information.
USE THIS SCALE(FEET) WHEN MAP REDUCED FROM 11X17 ORIGINAL
MAP LEGEND
AVERAGE DA PAGE 45
ASSESSOR'S PARCELS - CLARK CO., NV.
M. W. Schofield, Assessor
PARCEL BOUNDARY
SUBD BOUNDARY
ROAD EASEMENT
PM/LD BOUNDARY
NON-PARCEL LOT LINE
WATCH LINE / LEADER LINE
ROAD ID NUMBER
PARCEL NUMBER ACREAGE
PARCEL SUB/SEQ NUMBER
PLAT RECORDING NUMBER
BLOCK NUMBER
LOT NUMBER
GOV. LOT NUMBER
T21S R61E
09
S 2 NE 4
Scale:1"=200'
Rev:03/07/07
LAS VEGAS BOULEVARD SOUTH COMMERCIAL SUBDIVISION
613
616
"E"
601
602
704
611
612
614
615
"A"
"B"
"C"
"D"
410 411
LAS VEGAS BLVD SOUTH
CIRCUS CIRCUS DR
RIVIERA BLVD
PARADISE RD
TAX DIST 410,411

Alta Preliminary Report Form

EXHIBIT “A” (Rev. 6-17-06)

AMERICAN LAND TITLE ASSOCIATION

STANDARD COVERAGE POLICY – 2006

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorney’s fees or expenses, which arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion l(a) does not modify or limit the coverage provided under Covered Risk 5, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

•	the occupancy, use, or enjoyment of the Land;

•	the character, dimensions, or location of any improvement erected on the Land;

•	the subdivision of land; or

•	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

(b)	Any governmental police power. This Exclusion l(b) does not modify or limit the coverage provided under Covered Risk 6, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

•	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

•	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)	not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy, however, this does not modify or limit the coverage provided under Covered Risk 9 and 10, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

Title being vested other than as stated in Schedule A or being defective

•

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

•

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

•

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A: or,

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

Title being vested other than as stated in Schedule A or being defective

•

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

1

Alta Preliminary Report Form

•

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

EXCEPTIONS FROM COVERAGE – SCHEDULE B, PART I

This policy does not insure against loss or damage (and the Company will not pay costs, attorney’s fees or expenses) which arise by reason of:

PART I

1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the Effective Date but prior to the date that proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this Report.

2. Taxes for the current year.

3. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or any overlapping of improvements or other boundary or location disputes (can be eliminated or amended in mortgagee’s policy upon proper evidence being furnished.)

4. Restrictive covenants affecting the property described in Schedule A.

5. Rights or claims of parties in possession, and not of record in the public records; liens for labor, services or material or claims to same which are not of record in said records.

6. Any roadway or easement, similar or dissimilar, on, under, over or across said property, or any part thereof and not of record in said public records.

7. Any titles or rights asserted by anyone, including but not limited to persons, corporations, governments, or other entities, to tidelands. or lands comprising the shores or bottoms of navigable rivers, lakes, bays, ocean or gulf, or lands beyond the line of the harbor or bulkhead lines as established or charged by the United States Government or riparian rights, if any.

8. (a) Unpatented mining claims; (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b) or (c) are shown by the public records.

2. AMERICAN LAND TITLE ASSOCIATION

RESIDENTIAL TITLE INSURANCE POLICY (6-1-87)

EXCLUSIONS

In addition to the Exceptions in Schedule B, you are not insured against loss, costs, attorneys’ fees, and expenses resulting from:

1. Governmental police power, and the existence or violation of any law or governmental regulation. This includes building and zoning ordinances and also laws and regulations concerning:

(a) land use; (b) land division; (c) improvements on the land; (d) environmental protection.

This exclusion does not apply to violations or the enforcement of these matters which appear in the public records at Policy Date.

This exclusion does not limit the zoning coverage described in Items 12 and 13 of Covered Title Risks.

2. The right to take the land by condemning it, unless:

(a) a notice of exercising the right appears in the public records on the Policy Date; (b) the taking happened prior to the Policy Date and is binding on you if you bought the land without knowing of the taking.

3. Title Risks:

(a) that are created, allowed, or agreed to by you; (b) that are known to you, but not to us, on the Policy Date – unless they appeared in the public records; (c) that result in no loss to you; (d) that first affect your title after the Policy Date – this does not limit the labor and material lien coverage in Item 8 of Covered Title Risks.

4. Failure to pay value for your title.

5. Lack of a right

(a) to any land outside the area specifically described and referred to in Item 3 of Schedule A

OR in streets, alleys, or waterways that touch your land.

This exclusion does not limit the access coverage in Item 5 of Covered Title Risks.

3. AMERICAN LAND TITLE ASSOCIATION LOAN POLICY (6-17-06)

AND

AMERICAN LAND TITLE ASSOCIATION LEASEHOLD LOAN POLICY (6-17-06)

EXCLUSIONS AND COVERAGE

The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys’ fees or expenses which arise by reason of:

1.	(a) Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion l(a) does not modify or limit the coverage provided under Covered Risk 5, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

2

Alta Preliminary Report Form

The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

•	the occupancy, use, or enjoyment of the Land;

•	the character, dimensions, or location of any improvement erected on the Land;

•	the subdivision of land; or

•	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

(b) Any governmental police power. This Exclusion l(b) does not modify or limit the coverage provided under Covered Risk 6, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

2. Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance. sustained or incurred by the insured be reason of:

•	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

•	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

3. Defects, liens, encumbrances, adverse claims, or other matters

(a) created, suffered, assumed, or agreed to by the Insured Claimant;

(b) not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c) resulting in no loss or damage to the Insured Claimant;

(d) attaching or created subsequent to Date of Policy, however, this does not modify or limit the coverage provided under Covered Risk 9 and 10, which provides the “Company” insures, as of Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the insured be reason of:

Title being vested other than as stated in Schedule A or being defective

•

as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

•

because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

•

Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A: or,

(e) resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

3

Stewart Title Guaranty Company, Stewart Title Insurance Company, Stewart Title Insurance

Company of Oregon, National Land Title Insurance Company, Arkansas Title Insurance

Company, Charter Land Title Insurance Company

Privacy Policy Notice

PURPOSE OF THIS NOTICE

Title V of the Gramm-Leach-Bliley Act (GLBA) generally prohibits any financial institution, directly or through its affiliates, from sharing nonpublic personal information about you with a nonaffiliated third party unless the institution provides you with a notice of its privacy policies and practices, such as the type of information that it collects about you and the categories of persons or entities to whom it may be disclosed. In compliance with the GLBA, we are providing you with this document, which notifies you of the privacy policies and practices of Stewart Title Guaranty Company, Stewart Title Insurance Company, Stewart Title Insurance Company of Oregon, National Land Title Insurance Company, Arkansas Title Insurance Company, Charger Land Title Insurance Company.

We may collect nonpublic personal information about you from the following sources:

•	Information we receive from you, such as on applications or other forms.

•	Information about your transactions we secure from our files, or from our affiliates or others.

•	Information we receive from a consumer reporting agency.

•	Information that we receive from others involved in your transaction, such as the real estate agent or lender.

Unless it is specifically stated otherwise in an amended Privacy Policy Notice, no additional nonpublic personal information will be collected about you.

We may disclose any of the above information that we collect about our customers or former customers to our affiliates or to nonaffiliated third parties as permitted by law.

We also may disclose this information about our customers or former customers to the following types of nonaffiliated companies that perform marketing services on our behalf or with whom we have joint marketing agreements:

•	Financial service providers such as companies engaged in banking, consumer finance, securities and insurance.

•	Non-financial companies such as envelope stuffers and fulfillment service providers.

WE DO NOT DISCLOSE ANY NONPUBLIC PERSONAL INFORMATION ABOUT YOU WITH ANYONE FOR ANY PURPOSE THAT IS NOT SPECIFICALLY PERMITTED BY LAW.

We restrict access to nonpublic personal information about you to those employees who need to know that information in order to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Stewart Title Of Nevada Holdings, Inc. a Nevada corporation

Privacy Policy Notice

PURPOSE OF THIS NOTICE

Title V of the Gramm-Leach-Bliley Act (GLBA) generally prohibits any financial institution, directly or through its affiliates, from sharing nonpublic personal information about you with a nonaffiliated third party unless the institution provides you with a notice of its privacy policies and practices, such as the type of information that it collects about you and the categories of persons or entities to whom it may be disclosed. In compliance with the GLBA, we are providing you with this document, which notifies you of the privacy policies and practices of Stewart Title Of Nevada Holdings, Inc. a Nevada corporation

We may collect nonpublic personal information about you from the following sources:

•	Information we receive from you, such as on applications or other forms.

•	Information about your transactions we secure from our files, or from our affiliates or others.

•	Information we receive from a consumer reporting agency.

•	Information that we receive from others involved in your transaction, such as the real estate agent or lender.

Unless it is specifically stated otherwise in an amended Privacy Policy Notice, no additional nonpublic personal information will be collected about you.

We may disclose any of the above information that we collect about our customers or former customers to our affiliates or to nonaffiliated third parties as permitted by law.

We also may disclose this information about our customers or former customers to the following types of nonaffiliated companies that perform marketing services on our behalf or with whom we have joint marketing agreements:

•	Financial service providers such as companies engaged in banking, consumer finance, securities and insurance.

•	Non-financial companies such as envelope stuffers and other fulfillment service providers.

WE DO NOT DISCLOSE ANY NONPUBLIC PERSONAL INFORMATION ABOUT YOU WITH ANYONE FOR ANY PURPOSE THAT IS NOT SPECIFICALLY PERMITTED BY LAW.

We restrict access to nonpublic personal information about you to those employees who need to know that information in order to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

IMPORTANT NOTICE:

STATUTORY REGULATION FOR RECORDED DOCUMENTS

Effective July 1, 2003 a document submitted for recording, except maps, MUST:

1.	Be on paper that is 8 1/2 inches by 11 inches in size; and

2.	Have a margin of 1 inch on the left and right sides and the bottom of each page; and

3.	Have a space of 3 inches by 3 inches at the UPPER RIGHT corner of the first page; and

4.	Have a margin of 1 inch at the top of each succeeding page

LEGISLATION: ANY DOCUMENT NOT MEETING THESE REQUIREMENTS WILL BE CHARGED AN ADDITIONAL FEE OF $25.00 PER DOCUMENT FOR NON-COMPLIANCE.

All documents must have the Assessor’s Parcel Number of the property at the top left corner of the first page.

These requirements can be found in the NRS 247.100 and NRS 111.312

NOTICE OF EXERCISE OF OPTION

Sahara Las Vegas Corp.

3993 Howard Hughes Parkway, Suite 630

Las Vegas, Nevada 89109

[        ] LLC, a Delaware limited liability company (“Optionee”), hereby exercises the Option in accordance with the Option Agreement (the “Option Agreement”) dated December     , 2008, by and between Sahara Las Vegas Corp., a Nevada corporation, and Optionee to purchase [SPECIFY ONE:][the Membership Interest, and Optionee requests that the name of the limited liability company to be formed pursuant to the Option Agreement have as its name “LVT (Transfer) LLC”, or, if that name is not available, then any of the following names, which are listed in order of preference: (1)             , (2)             , or (3)             ][the Property]. The Closing Date shall be                  , 200     (which date is no earlier than sixty (60) days after the date of this notice and no later than March 31,2010), or such other date as the parties may agree in writing. We request that the following [Lease(s) and/or Contract(s)] be terminated effective as of the following date             , 200     or such other date that is as close to the requested date as possible if, by its (their) term(s) the [Lease(s) and/or Contract(s)] cannot be terminated effective as of the requested date. This notice is given pursuant to Paragraph 1.3 of the Option Agreement.

Dated:             , 200    .

[Signature]

EXHIBIT B

RECORDED AT REQUEST OF AND

WHEN RECORDED MAIL TO:

Pillsbury Winthrop Shaw Pittman

P.O. Box 7880

San Francisco, CA 94120-7880

Attn: Robert C. Herr

MEMORANDUM OF OPTION

THIS MEMORANDUM, made as of                             , 2008, by and between Sahara Las Vegas Corp. a Nevada corporation (“Optionor”) and [        ] LLC, a Delaware limited liability company (“Optionee”).

W I T N E S S E T H :

1. Upon and subject to the agreements, covenants and conditions set forth in the unrecorded Option Agreement (the “Option Agreement”) of even date herewith by and between Optionor and Optionee, Optionor hereby grants to Optionee the exclusive and irrevocable right to purchase the real property (the “Real Property”) in the County of Clark, State of Nevada, described in Exhibit A attached hereto and made a part hereof. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Option Agreement

2. The term of the Option Agreement expires on March 31, 2010.

3. Pursuant to the terms of the Option Agreement, in no event may the amount of debt secured by all or any portion of the Real Property exceed an aggregate amount of Fifty Million Dollars ($50,000,000.00).

4. The Option Agreement is, by this reference, incorporated in and made a part of this Memorandum as if fully set forth herein. This Memorandum does not alter, modify, amend or change in any way the Option Agreement and the Option Agreement shall determine and govern the rights and duties of Optionor and Optionee with respect to the Real Property under the Option Agreement.

5. This Memorandum may be executed in counterparts, each of which is an original an all of which constitute one instrument.

IN WITNESS WHEREOF, Optionor and Optionee have executed this Memorandum as of the date first hereinabove written.

[Signatures]

EXHIBIT C

EXHIBIT A

MEMORANDUM OF OPTION

All of the real property in the County of Clark, State of Nevada, described as follows:

EXHIBIT C

STATE OF ,	)
	)	ss.
County of .	)

On             , 200    , before me,                                                                                                           , a Notary Public in and for the State of                     , personally appeared                                                                           personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature                                                                          (Seal)

EXHIBIT C

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Sahara Las Vegas Corp.

3221 S. Torrey Pines

Las Vegas, NV 89146

Attn: David Lowden

QUITCLAIM DEED

For good and valuable consideration, the receipt and adequacy of which are acknowledged, the undersigned,                                     (“Transferor”) hereby remises, releases and forever QUITCLAIMS to                                               (“            ”), all right, title and interest Transferor has in, under and to that certain real property located in Clark County, Nevada, described in the attached Exhibit A and incorporated by reference herein.

Executed this              day of             , 200    .

TRANSFEROR:

[signature]

[Attach legal description]

EXHIBIT D

STATE OF ,	)
	)	ss.
County of .	)

On             , 200    , before me,                                                                                                           , a Notary Public in and for the State of                     , personally appeared                                                                          , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature                                                                          (Seal)

EXHIBIT D

Recording Requested By And

When Recorded Return To:

Sahara Las Vegas Corp.

3221 S. Torrey Pines

Las Vegas, NV 89146

Attn: David Lowden

CONFIRMATION OF TERMINATION OF OPTION AGREEMENT

THIS CONFIRMATION OF TERMINATION OF OPTION AGREEMENT (“Confirmation of Termination”) dated as of             , 20    , is made by and between                              (“Optionor”) and                              (“Optionee”).

RECITALS

WHEREAS, Optionor and Optionee have entered in that certain Option Agreement (“Agreement”) dated as of December     , 2008;

WHEREAS, Optionor and Optionee have executed, acknowledged and recorded on             , 2008, in the official-records of the County of Clark, State of Nevada, that certain Memorandum of Agreement, Book #                      Document #                     , providing notice of the Agreement;

WHEREAS, the Agreement has terminated.

WHEREAS, Optionor and Optionee wish to provide notice of the termination of the Agreement by recording this Confirmation of Termination of Option Agreement in the Official Records of the County of Clark, State of Nevada;

WHEREAS, capitalized terms that are used but not otherwise defined in the Memorandum shall have the meanings given such terms in the Agreement;

NOW, THEREFORE, in consideration of the foregoing, Optionee hereby declares as follows:

1. Termination Of Agreement. Optionor and Optionee hereby declare that the Agreement is terminated as of the date of recordation of this Confirmation of Termination of Agreement, and, accordingly, Optionee hereby irrevocably remises, releases and forever discharges any right, title and interest Optionee may have to the real property described in Exhibit A to this Agreement.

IN WITNESS WHEREOF, Optionor and Optionee have executed this Confirmation of Termination of Agreement as of the date and year first written above.

[signature]

EXHIBIT E

STATE OF ,	)
	)	ss.
County of .	)

On             , 200    , before me,                                                                                                           , a Notary Public in and for the State of                     , personally appeared                                                                          , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature                                                                          (Seal)

EXHIBIT E

EXHIBIT A

Legal Description

All of the real property in the County of Clark, State of Nevada, described as follows:

EXHIBIT E

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

GRANT, BARGAIN, SALE DEED

                                         , a                                 , as “Grantor”, for a valuable consideration, the receipt of which is hereby acknowledged, does hereby Grant, Bargain, Sell and Convey to                                         , a                                 , as “Grantee”, all that real property situated in the County of Clark, State of Nevada, described on Exhibit A attached hereto (the “Land”) and incorporated herein by this reference.

SUBJECT TO:

1. General and special taxes and assessments for the current fiscal tax year and any and all unpaid bonds and/or assessments.

2. All covenants, conditions, restrictions, reservations, rights, right-of-way and easements recorded against the Land prior to or concurrently with this Deed, and all other matters of record or apparent.

Together with all and singular tenements, hereditaments, and appurtenances thereunto belonging or in any wise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof.

IN WITNESS WHEREOF, Grantor has caused its name to be affixed hereto and this instrument to be executed by the undersigned.

Dated as of                     , 200    .

[signature]

EXHIBIT F

EXHIBIT A

GRANT, BARGAIN, SALE DEED

All of the real property in the County of Clark, State of Nevada, described as follows:

EXHIBIT F

STATE OF ,	)
	)	ss.
County of .	)

On                     , 200    , before me,                                                          , a Notary Public in and for the State of Nevada, personally appeared                                                          , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature                                                           (Seal)

EXHIBIT F

OPTIONOR’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, Sahara Las Vegas Corp., a Nevada corporation (“Optionor”) hereby certifies to [                    ] LLC, a Delaware limited liability company (“Optionee”) that all representations and warranties made by Optionor in Paragraph 6.1 of the Option Agreement dated December                     , 2008, by and between Optionor, and Optionee (the “Option Agreement”) are true and correct on and as of the date of this Certificate. This Certificate is executed by Optionor and delivered to Optionee pursuant to the Option Agreement.

Dated:                     , 200    .

[Signatures of Sahara Corp.]

EXHIBIT G

OPTIONEE’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, [                    ] LLC, a Delaware limited liability company (“Optionee”), hereby certifies to Sahara Las Vegas Corp., a Nevada corporation (“Optionor”) that all representations and warranties made by Optionee in Paragraph 6.2 of the Option Agreement (the “Option Agreement”) dated December     , 2008, by and between Optionor and Optionee are true and correct on and as of the date of this Certificate. This Certificate is executed by Optionee and delivered to Optionor pursuant to the Option Agreement.

Dated:                     , 200    .

[Signature]

EXHIBIT H

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                         , a (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in Income Tax Regulations section 1.1445-2(b)(2)(iii).

3. Transferor’s U.S. employer identification number is                             ; and

4. Transferor’s office address is                                         .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:                     , 200    .

[Signature]

EXHIBIT I

ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST

THIS ASSIGNMENT (the “Assignment”) is made and entered into as of                     , 200     by and between SAHARA LAS VEGAS CORP., a Nevada corporation (the “Assignor”), and [                    ] LLC, a Delaware limited liability company (the “Assignee”).

W I T N E S S E T H :

WHEREAS, the Assignor is the sole member of                                  LLC, a Delaware limited liability company ( “                     LLC”), and owns the entire membership interest in                      LLC (the “Membership Interest”) as the sole member of                          LLC under the laws of the State of Delaware and pursuant to that certain Limited Liability Company Agreement of                          LLC, a Delaware limited liability company, dated as of                     , 200     (the “LLC Agreement”), which Membership Interest is evidenced by Certificate No. 1 issued by New LLC to Optionor;

WHEREAS, the Assignor desires to transfer all of its right, title and interest in and to the Membership Interest (the interest to be transferred, the “Interest”) to the Assignee; and

WHEREAS, Assignor is the fee simple owner of certain real property in County of Clark, State of Nevada, commonly known as the 2600 Las Vegas Boulevard South, described in that certain Preliminary Title Report, bearing Order No. 1014166-LJJ dated as of                     , 200    , prepared by Stewart Title Company of Nevada, together with all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to such real property and all easements and rights appurtenant to such real property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee agree as follows:

1. The recitals hereto are true and correct.

2. The Assignor hereby delivers the Certificate No. 1, and sells, conveys, assigns and transfers all of its right, title and interest in and to the Interest to the Assignee, free and clear of all liens, rights or claims of others, to have and to hold the Interest unto Assignee, and the legal representatives, successors and assigns of Assignee, forever.

3. This Assignment will be construed in accordance with, and be governed by, the laws of the State of Delaware.

4. The Assignee hereby assumes the position of the sole member of                          LLC from and after the date hereof.

5. This Assignment may be executed in counterparts, including facsimile counterparts, each of which will be deemed to be an original and all of which are one and the same assignment, but all of which shall together constitute one and the same instrument.

EXHIBIT J

Delivery of an executed counterpart of a signature page to this Assignment by facsimile transmission shall be effective delivery of a manually executed counterpart of this Assignment.

6. This Assignment is being entered into pursuant to the terms and provisions of that Option Agreement, dated December     , 2008, by and between Assignee and Assignor.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

ASSIGNOR:

SAHARA LAS VEGAS CORP., a Nevada corporation

By:
Name:
Title:

ASSIGNEE

[ ] LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT J

FORM OF STOCKHOLDER CONSENT

ARCHON CORPORATION

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Pursuant to Section 78.320 and 78.565 of the Nevada Revised Statutes

The undersigned, being holders of stock of Archon Corporation, a Nevada corporation (the “Corporation”), entitling them to exercise at least a majority of the voting power of the Corporation, pursuant to Nevada Revised Statutes 78.320 and 78.565, hereby authorize, approve and ratify the execution, delivery and performance of the Option Agreement dated as of December     , 2008 by and between Sahara Las Vegas Corp. and LAS VEGAS TOWERS LLC in substantially the form attached hereto as Exhibit A and the transactions contemplated thereby (including, without limitation, the grant of the Option and the contribution of the Property (as defined therein) to LAS VEGAS TOWERS LLC).

STOCKHOLDERS:

/s/ Paul W. Lowden
Paul W. Lowden
Date:	December 22, 2008

LICO

By:	/s/ Paul W. Lowden
Name:	Paul W. Lowden
Title:
Date:	December 22, 2008

EXHIBIT K